FOR IMMEDIATE RELEASE	CONTACT: Christopher D. Morris
May 6, 2010	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS FINANCIAL RESULTS FOR
THE FIRST QUARTER 2010

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today reported net earnings of $33.9 million for the first quarter ended April 4, 2010, compared to net earnings of $34.1 million in the first quarter of 2009. Diluted earnings per share increased to $1.53 for the first quarter of 2010, compared to $1.48 in the first quarter of 2009. The increase in diluted earnings per share benefited from a 3.9% decrease in the number of weighted average diluted shares outstanding between the two periods associated with the Company’s common stock repurchases. Total quarterly revenues decreased 0.7% to $246.3  million during the first quarter of 2010 from total quarterly revenues of $248.1 million in the first quarter of 2009. This decrease is primarily due to the effect of one additional operating week in the Company’s 2009 fiscal year which caused the seasonally strong first week of the 2010 calendar year to shift into the fourth fiscal quarter of 2009 instead of in the first fiscal quarter of 2010. First quarter 2010 comparable store sales on a same calendar week basis (comparing weeks 1 through 13 of fiscal year 2010 to weeks 2 through 14 of fiscal year 2009) grew 0.7%.

Michael Magusiak, President and Chief Executive Officer, stated that, “We’re relatively pleased with our comparable store sales performance in the first quarter of 2010.  As we move forward in 2010, our outlook for the business is best characterized as one of cautious optimism.  The consumer environment remains uncertain, but we believe our strategies are solid.  We are pleased with the results realized from our capital initiatives, our continued focus on birthday party sales, school and non-profit fundraisers, and our recent changes to our pricing and coupon strategies.  We intend to build upon these proven and successful initiatives to further improve our future comparable store sales performance.”

Business Outlook:
Based on its current estimates, the Company is projecting fiscal year 2010 diluted earnings per share to be in a range of $2.70 to $2.80, representing a growth rate of 8.0% to 12.0% over fiscal year 2009 diluted earnings per share excluding the benefit of the extra week in fiscal year 2009. A reconciliation of diluted earnings per share excluding the estimated impact of the 53rd operating week in fiscal year 2009 is set forth in a table accompanying this release. This guidance incorporates the following full fiscal year 2010 assumptions:

•	comparable store sales, on a calendar week basis, up 1.0% to 2.0%;
•	seven additional Company-owned stores, including one relocation;
•	average cheddar block prices in a range of $1.55 to $1.65 per pound;
•	slight labor pressure due to minimum wage increases and increases in unemployment taxes;
•	depreciation and rent expense will grow 4% and 3%, respectively;
•	advertising expense as a percentage of total revenue will decrease 0.1 to 0.2 percentage points;
•	effective tax rate of approximately 38.0%;
•	total capital expenditures will range from $96.0 million to $100.0 million;
•	free cash flow used to repurchase Company common stock on an opportunistic basis.

First Quarter 2010 Conference Call:

The Company will host a conference call Thursday, May 6, 2010, at 3:30 p.m. Central Time to discuss its first quarter 2010 financial results and outlook for the 2010 fiscal year. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, June 25, 2010.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles ("GAAP").  From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Free Cash Flow and diluted earnings per share excluding the benefit of the extra week in fiscal year 2009. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. A reconciliation of the most directly comparable GAAP financial measure to Free Cash Flow is set forth in a table accompanying this release. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

The Company believes that presenting fiscal year 2009 diluted earnings per share excluding the estimated benefit of the extra week provides useful information to the Company, investors and other interested parties about the Company’s year-over-year results and projected growth.  The Company believes that an understanding of the impact of the 53rd operating week in fiscal 2009 on diluted earnings per share provides a more meaningful understanding of the Company’s performance because the periods being compared consist of a different number of weeks. A reconciliation of reported diluted earnings per share to diluted earnings per share excluding the estimated impact of the 53rd week is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:

Celebrating over 30 years of success as a place Where a Kid can be a Kid®, CEC Entertainment, Inc. is a nationally recognized leader in family dining and entertainment.  Chuck E. Cheese's stores feature musical and comic entertainment by robotic and animated characters, arcade-style and skill oriented games, video games, rides and other activities intended to appeal to families with children between the ages of two and 12 and offers a variety of pizzas, sandwiches, appetizers, a salad bar and desserts. The Company and its franchisees operate a system of 546 Chuck E. Cheese's stores located in 48 states (excluding Wyoming and Vermont) and six foreign countries or territories.  Currently, 498 locations in the United States and Canada are owned and operated by the Company. For more information, see the Company’s website at www.chuckecheese.com.

Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Competition in both the restaurant and entertainment industries;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Continued existence or occurrence of certain public health issues;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Adverse affects of local conditions, events and natural disasters;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Conditions in foreign markets;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems;

•	Application of and changes in generally accepted accounting principles; and

•	Failure to establish, maintain and apply adequate internal control over financial reporting.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	April 4,		March 29,
	2010		2009

REVENUES
Food and beverage sales	$121,016	49.1%	$128,479	51.8%
Entertainment and merchandise sales	124,184	50.4%	118,581	47.8%

Company store sales	245,200	99.5%	247,060	99.6%
Franchise activities	1,127	0.5%	1,073	0.4%

Total revenues	246,327	100.0%	248,133	100.0%

OPERATING COSTS AND EXPENSES
Company store operating costs:
Cost of food and beverage (1)	27,619	22.8%	27,146	21.1%
Cost of entertainment and merchandise (2)	10,050	8.1%	10,764	9.1%

Total cost of food, beverage, entertainment and merchandise (3)	37,669	15.4%	37,910	15.3%
Labor expenses (3)	60,595	24.7%	60,496	24.5%
Depreciation and amortization (3)	19,606	8.0%	18,914	7.7%
Rent expense (3)	17,486	7.1%	16,914	6.8%
Other store operating expenses (3)	31,034	12.7%	30,124	12.2%

Total Company store operating costs (3)	166,390	67.9%	164,358	66.5%
Advertising expense	9,037	3.7%	10,044	4.0%
General and administrative expenses	13,685	5.6%	14,517	5.9%

Total operating costs and expenses	189,112	76.8%	188,919	76.1%

Operating income	57,215	23.2%	59,214	23.9%

Interest expense	2,670	1.1%	3,074	1.2%

Income before income taxes	54,545	22.1%	56,140	22.6%

Income taxes	20,683	8.4%	22,088	8.9%

Net income	$33,862	13.7%	$34,052	13.7%

Earnings per share:
Basic	$1.53		$1.49
Diluted	$1.53		$1.48

Weighted average shares outstanding:
Basic	22,076		22,824
Diluted	22,106		23,001
______________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
 (1) Percent amount expressed as a percentage of food and beverage sales.
(2) Percent amount expressed as a percentage of entertainment and merchandise sales.
(3) Percent amount expressed as a percentage of Company store sales.
Due to rounding, percentages presented in the table above may not add.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	April 4,	January 3,
	2010	2010
ASSETS

Current assets:
Cash and cash equivalents	$20,291	$17,361
Other current assets	47,981	62,354
Total current assets	68,272	79,715
Property and equipment, net	662,699	662,747
Other noncurrent assets	5,442	1,804

Total assets	$736,413	$744,266

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of debt	$900	$881
Other current liabilities	102,085	79,858
Total current liabilities	102,985	80,739
Debt, less current portion	314,932	364,929
Other noncurrent liabilities	131,277	130,685
Total liabilities	549,194	576,353

Stockholders’ equity	187,219	167,913

Total liabilities and stockholders’ equity	$736,413	$744,266

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	April 4,	March 29,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33,862	$34,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,797	19,138
Deferred income taxes	(1,255)	2,874
Stock-based compensation expense	1,912	2,373
Other adjustments	132	(18)
Changes in operating assets and liabilities:
Operating assets	11,864	15,160
Operating liabilities	25,445	8,167

Net cash provided by operating activities	91,757	81,746

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(20,954)	(15,742)
Other investing activities	(1,124)	(183)

Net cash used in investing activities	(22,078)	(15,925)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on revolving credit facility	(49,800)	(65,250)
Exercise of stock options	2,385	296
Payment of taxes for returned restricted shares	(2,732)	(1,342)
Treasury stock acquired	(16,916)	-
Other financing activities	352	(197)

Net cash used in financing activities	(66,711)	(66,493)

Effect of foreign exchange rate changes on cash	(38)	(23)

Change in cash and cash equivalents	2,930	(695)

Cash and cash equivalents at beginning of period	17,361	17,769

Cash and cash equivalents at end of period	$20,291	$17,074

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Three Months Ended
	April 4,	March 29,
	2010	2009
	(Unaudited)

Cash provided by operating activities	$91,757	$81,746
Less:
Capital expenditures	20,954	15,742
Free Cash Flow	$70,803	$66,004

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

The following table sets forth diluted earnings per share (“Diluted EPS”) excluding the estimated impact of the additional 53rd operating week in fiscal 2009:

Fiscal
2009
(Unaudited)
Diluted earnings per share:
As reported	$2.67
Less:
Estimated 53rd -week impact	(.17)
Diluted EPS excluding estimated 53rd -week impact	$2.50

Our 2009 fiscal year consisted of 53 weeks as compared to 52 weeks in 2010, resulting in the 2009 fiscal year having one additional operating week as compared to the 2010 fiscal year. The Company estimates that the additional operating week benefited the fourth quarter and fiscal year-end diluted earnings per share approximately $0.17. The Company believes that presenting fiscal year 2009 diluted earnings per share excluding the estimated benefit of the extra week provides useful information to the Company, investors and other interested parties about the Company’s year-over-year results and projected growth.  The Company believes that an understanding of the impact of the 53rd operating week in fiscal 2009 on diluted earnings per share provides a more meaningful understanding of the Company’s performance because the periods being compared consist of a different number of weeks.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION

	Three Months Ended
	April 4,	March 29,
	2010	2009

Number of Company-owned stores:
Beginning of period	497	495
New	-	-
Acquired from franchisees	1	-
Closed	-	-
End of period	498	495

Number of franchised stores:
Beginning of period	48	46
New	1	1
Acquired by the Company	(1)	-
Closed	-	-
End of period	48	47

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